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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78707) pertaining to the 1998 Stock Option Plan and the Post-Effective Amendment to Registration Statement (Form S-8 No. 333-31422) pertaining to the 1999 Stock Incentive Plan of U.S. Laboratories Inc. and Subsidiaries of our report dated February 22, 2002, with respect to the consolidated financial statements of U.S. Laboratories Inc. and Subsidiaries included in the Form 10-KSB for the year ended December 31, 2001.

                                                            /s/Ernst & Young LLP

San Diego, California
March 29, 2002